Exhibit (a)(3)
1

Cadbury Higher Performance, Higher Value 2

Roger Carr Chairman, Cadbury plc 3

4

Todd Stitzer Chief Executive, Cadbury plc 5

Higher Performance, Higher Value 6 Unique investment proposition with iconic brands and strong competitive advantages Strong standalone business Transformed Cadbury into a high performing business delivering strong, profitable growth Vision into Action progress to date Higher performance, higher value Upgraded revenue and margin targets - added focus on cash and returns Vision into Action next steps

Since 2002, our competitive advantage has been strengthened through a successful transformation 7 Divestments and demergers worth c. £8.4bn Acquisitions of c. £3.6bn 2002 2009E* £5.3bn £6.0bn Candy Gum Chocolate Beverages Confectionery .... into a focused pure-play confectionery business Successful transformation ... 54% 46% 46% 33% 21% * Revenue in reported currency, percentage category split in constant currency Revenue

Cadbury's leadership team 8 Amit Banati, Stefan Bomhard, Trevor Bond, Jim Cali, Jim Chambers Tony Fernandez, Marcos Grasso, Anand Kripalu, Lawrence Macdougall, David MacNair Bharat Puri, Mark Reckitt, Ignasi Ricou, Chris Van Steenbergen, Hank Udow

Cadbury is the only global pure-play investment opportunity 9 Global player Pure-play confectionery Listed Hershey Mars Nestle Kraft Foods

Confectionery is a uniquely attractive market 10 Confectionery category vs. other packaged food categories Source: Euromonitor (2008) Notes: 1 Constant currency 2 Bubble size denotes market size 0 1 2 3 4 5 6 7 8 84 86 88 90 92 94 96 98 100 Branded Label Penetration (%) Retail Sales Value CAGR 04-08 (%) Sauces, dressings and condiments US$88bn Biscuits US$60bn Dessert mixes US$5bn Snack bars US$9bn Dried ready meals US$4bn Candy US$49bn Confectionery US$156bn Chocolate confectionery US$85bn Gum US$22bn

Cadbury has an outstanding portfolio of iconic brands 11 No. 1 global brand1 No. 1 global brand2 No. 1 global brand3 Notes: all sources Euromonitor 2008 1 Halls: global number one candy brand 2 Cadbury Dairy Milk: global number one block chocolate brand 3 Trident: global number one gum brand

12 Cadbury confectionery market ranking 1 2 3 4+ Cadbury is No. 1 in 13 markets (worth £18.3bn) and No. 2 in 8 markets (worth £12.7bn) Cadbury has a strong global presence ... Source: Euromonitor (2008)

.... with No.1 position in developed markets outside the United States... 13 We hold leading market positions in our top five developed markets of UK, US, Australia, France & Canada, representing nearly 80% of our developed market revenues = No.1 Chocolate Gum Candy 10% = No.2 15% - - 35% 9% 23% 34% 48% 20% 48% 45% 22% 21% -

.... and leading positions in high growth emerging economies 14 No. 1 or 2 positions in seven of the top 12 emerging markets No. 1 position in emerging markets overall with 11% global market share #1 #1 #1 #2 #2 #2 #2 Source: Euromonitor (2008)

15 Our Vision into Action plan set out a clear programme for change To deliver superior shareowner returns Governing objective Be the world's BIGGEST and BEST confectionery company Vision Growth: fewer, faster, bigger, better Priorities Promote responsible consumption Sustainability commitments Performance driven, values led Culture Efficiency: relentless focus on cost & efficiency Capabilities: ensure world class quality 1 2 3 Ensure ethical & sustainable sourcing Prioritise quality & safety Reduce carbon, water use & packaging Nurture & reward colleagues Invest in communities Performance scorecard Organic revenue growth of 4-6% pa Total confectionery share gain Good mid- teen trading margins by end 2011 Strong dividend growth Efficient Balance Sheet Improving ROIC

Vision into Action has driven a significant transformation 16 Creating a strategically advantaged, financially strong business for the future While making significant investments in the business ... to grow through higher levels of marketing and innovation to be more efficient with state of the art manufacturing and effective supply chains to drive customer service and lower costs While simplifying the portfolio and Driving growth in our focus brands Driven margins from 9.8% in 2007 to at least 13.3%* in 2009 Good mid-teens margins are expected by 2011 Driven strong revenue growth around the top end of our 4-6% per annum goal range *This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

17 Restructuring investment has driven significant change but most of the benefits are still to come * Assumes 135bps of margin uplift, in constant currency from 2008 and FX benefits of 10-20bps. This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular) Good mid-teens margin 9.8% UOP margin 13.3%* 2007 2009E 2011 goal £600m Investment to end 2009 £150m Investment in 2010 & 2011

Our plan transforms the entire business

Sources of annual savings



Central costs, SG&A and outsourcing
100
50
0
% of expected annual savings
Outsourced facilities management
Reduced European SG&A
De-layered senior management
Down-sized central functions
Reduced Americas SG&A
Reduced SG&A in the UK and Ireland
Closed Barcelona gum plant
Closing Turkey gum plant
Progress in other projects to be announced
Reconfiguring chocolate and candy in ANZ
Moving gum production to new Poland plant
Closing Somerdale chocolate plant
2008
2009
2010
2011
Supply chain reconfiguration

Significant supply chain savings still to come from the first phase of the plan

Cadbury

18

19 European supply chain reconfiguration Istanbul Gebze Wroclaw Skarbimierz Barcelona Wroclaw Somerdale Bournville Somerdale Moving chocolate from Somerdale to Bournville Moving gum from Barcelona to Gebze New gum facility on existing Gebze site Moving sugar gum, bubble gum and candy from Istanbul to Gebze Wroclaw extension built New chocolate facility in Skarbimierz Moving chocolate from Somerdale to Wroclaw and Skarbimierz New gum plant built Moving gum from Barcelona to Skarbimierz Skarbimierz

20 Our Vision into Action is creating a higher performance, higher value business A track record of strong revenue growth Good mid teens margins Strong cash generation Improved returns on invested capital Stronger financials Stronger operations Strategically advantaged Well-invested supply chain infrastructure High levels of marketing & innovation Category model driving global commercial initiatives and benefits Strong route to market advantage A focused confectionery business Strong, competitively advantaged positions in key emerging markets Portfolio of strong brands with leading market positions and growth opportunities

Upgraded long-term targets 21 5-7% revenue growth per annum 16-18% operating margin by 2013 including business improvement costs World class capabilities and sustainability in line with our values 80-90% operating cash conversion from 2010 Double digit dividend growth

Our new Vision into Action 22 To deliver superior shareowner returns Governing objective Be the world's BEST confectioner Vision Total Confectionery Growth Priorities Promote responsible consumption Sustainability commitments Performance driven, values led Culture Relentless Efficiency Improvement World Class Capability 1 2 3 Ensure ethical & sustainable sourcing Prioritise quality & safety Reduce carbon, water use & packaging Nurture & reward colleagues Invest in communities Performance scorecard Organic revenue growth of 5-7% pa Total confectionery share gain Operating Margin of 16-18% by 2013 Operating cash conversion 80-90% Double digit dividend growth Improve ROIC >300bps by 2013

23 Long-term revenue growth target deliver 5-7% Revenue growth per annum

Focusing investment on the strongest growth opportunities 24 Emerging Markets Developed Markets Chocolate Gum Candy Total Cadbury 10 - 12% 3 - 4% 5 - 7% 6 - 8% 4 - 6% 5 - 7% Target long-term revenue growth

25 Significant growth in emerging markets increasing per capita consumption extending our routes to market developing consumer relevant affordable confectionery Continued growth in all categories increasing participation in differentiated segments winning share with advantaged route to market capabilities Strong consumer insight and relevant innovation drives pricing, improved mix and higher gross margins Focusing investment on the strongest growth opportunities

Emerging markets drive growth 26 2008 1st Qtr 2nd Qtr East 36 64 62% Developed 38% Emerging 1st Qtr 2nd Qtr East 43 57 56% Developed 44% Emerging Source: Euromonitor (2008) Split of total confectionery market between emerging and developed 2013E

27 Biscuits Confectionery Coffee Snacks Confectionery spending is more responsive to increases in GDP/capita than other consumer staples Illustrative 09-12E increase in per capita consumption for Emerging markets Developed markets Global market 42% 14% 20% 12% 12% 10% 7% 10% 6% 18% 12% 13%

28 Emerging markets expected to have strong long- term growth as per capita consumption rises 2008 per capita chocolate consumption (g) 2008 per capita gum consumption (g) 50 400 5,000 0 500 1000 1500 2000 2500 3000 India BRIC Markets Western Europe 300 550 700 ~20 0 100 200 300 400 500 600 700 800 India Brazil Mexico US Source: Euromonitor (2008)

29 Cadbury is well positioned... Growing exposure in emerging markets Superior emerging market sales growth Emerging markets Developed markets Strong margins in emerging markets Source: Cadbury Management Accounts Notes: 1 Euromonitor (2008) Constant Currency 12.7 14.6 0 3 6 9 12 15 18 Emerging Developed 2008 Trading Margin 17 38 45 83 62 55 0 20 40 60 80 100 2002 2009E 2013E Revenue (%) M&A & FX Organic 10 17 3 8 13 18 Market1 Cadbury Retail sales value 2003-08 CAGR (%) . 12

Cadbury's strengths in emerging markets: India - #1 in Confectionery and #1 in Chocolate ... £240m business Over 70% share of chocolate category chocolate drinks small format indulgences sharing products Serving 30% of the Indian population covering 1,000,000 outlets across India 30 Our strong distribution combined with consumer insights and innovation build participation in the category Revenue development (2004-2009E) 20% 2004-2009E CAGR

.... with consumer insights to provide affordable product innovations that build consumption Market Insights Cadbury Dairy Milk perceived as the best tasting chocolate in India Under Rs.2 market growing at 25% p.a. Chocolate penetration <10% in rural India Shots Launched in India in July 2008 Affordable price of Rs.2 (2.5 pence) for 2 shots Unique offering - a temperature tolerant format Distributed to 360,000 outlets 31 3% value share of the chocolate market in one year

Cadbury's strengths in emerging markets: South America - #1 in Gum and #1 in Candy ... £490m business Top 4 brands deliver c.75% of revenue Leading gum brands Trident/Beldent Chiclets Bubbas/Bubbaloo Leading candy brand Halls 32 16% 2004-2009E CAGR Revenue development (2004-2009E)

.... with strong route to market and brand strength to sustain high market shares in fast growing markets >70% of products sold through a fragmented impulse channel Serving over 600,000 stores in the region Trident - number 1 gum brand in South America Over 70% share in gum in Brazil Halls - number 1 candy brand in South America 33 Significant competitive advantage in Gum and Candy

34 Cadbury can capitalise on future growth and invest in M&A and white space initiatives Build on excellent position in emerging markets Capitalise on strong consumer demand 10 - 12% Target long-term revenue growth White space growth Selective M&A Provide critical mass and competitive advantage in emerging markets

Cadbury's strengths in emerging markets: Southern Africa - #1 in Chocolate and Gum £200m business Well positioned in both large grocery and small impulse channel Manufacturing footprint to support activities across Southern Africa Strong positions in chocolate with Cadbury in gum with Stimorol in candy with Halls 35 14% 2004-2009E CAGR Revenue development (2004-2009E)

Canada: £240m business #1 in Gum and Candy, #3 in Chocolate Strengths: Leading brands, RTM, innovation 36 Cadbury is strongly positioned in some of the world's largest and most attractive developed markets USA: £610m business Strong #2 in Gum, #4 in Candy Strengths: Leading brands, RTM, innovation UK: £1,200m business #1 in Chocolate and Candy, #2 in Gum Strengths: Leading heritage and category brands, strength in grocery and impulse RTM France: £260m business #1 in Gum and Candy, #6 in Chocolate Strengths: Strong position with Hollywood gum brand, heritage brand equity in candy and chocolate Australia: £420m business #1 in Chocolate, #2 in Candy Strengths: Leading heritage and category brands, strength in grocery and impulse RTM Japan: £170m business #2 in Gum, #9 in Candy Strengths: Innovation leader in gum and niche candy products, strong platform for future market share growth Our long-term target is 3-4% revenue growth in developed markets Source: Euromonitor (2008)

Our performance in the UK and US shows the competitive strengths of our business 37 UK Revenue 2006 to 2009E US Gum Share 2003 to 2009E Strength of our brands and route to market Strength of our marketing and innovation 2006 2009 2003 2009 £200m 700 bps

38 Significant growth in emerging markets increasing per capita consumption extending our routes to market developing consumer relevant affordable confectionery Continued growth in all categories increasing participation in differentiated segments winning share with advantaged route to market capabilities Strong consumer insight and relevant innovation drives pricing, improved mix and higher gross margins Focusing investment on the strongest growth opportunities

Cadbury has driven growth through increasing consumer participation in high growth segments 39 Focus on functional characteristics to drive consumer participation Consumer focused innovations on higher growth segments Focus on better-for-you and indulgent segments where function and differentiation supports higher value 5-7% 6-8% Candy 4-6% Gum Chocolate

Premium chocolate e.g. Green & Blacks Enhanced sharing and gifting products Best-in-class marketing to broaden appeal to new consumer groups Sustainable sourcing to build consumer relevance Chocolate category growth driven by consumer focused innovations focusing on higher growth segments 40 Consumer relevance underpins growth in the chocolate category G&B's revenue +12% 06-09 CAGR Large bags £38m RSV since launch

Refreshment through flavours Breath freshness through gum performance e.g. long lasting Dental care through functional ingredients e.g. Recaldent Driving gum category growth by focusing on functional characteristics to drive consumer participation 41 Gum growth driven by innovation, excitement and functional values * Based on 2009E Cadbury revenue Trident Layers £18m in 4 months Trident revenue +17% 04-09 CAGR Recaldent £44m brand*

Halls innovations extended brand into new functional and refresh segments The Natural Confectionery Co drives wholesomeness within bagged candy Eclairs extended into Choclairs and Chocfuls driving indulgent candy growth Candy growth driven by focus on better-for-you and indulgent segments where function and differentiation supports higher value In Candy, 'better-for-you' and 'indulgent' differentiation supports higher value Eclairs £72m brand* Halls £450m brand* TNCC revenue +17% 04-09 CAGR * Based on 2009E Cadbury revenue 42

43 Cadbury has transformed its investment in marketing, consumer insight and relevant innovation ... Ongoing investments are expected to drive long-term growth and margin improvements Marketing Investment Science & Technology Innovation to drive growth + = Category-led investment Over 10% of revenues consistently invested in marketing Shared consumer insight driving marketing, sales and innovation Category-led innovation Centres of excellence focused on chocolate, gum and candy Focus on building speed and efficiency in product innovation and time to market Excellent progress towards 15% target1 Objective to improve mix, gross margins as well as revenue growth 10.8% of revenues in 2008 £67m in 2008 7% revenue growth 14% innovation1 + = 1Proportion of revenue from new products and product extensions

44 .... which has created some outstanding platform changing innovations £230m global platform Centre filled gum launched 2005 Long-lasting gum launched 2006 £220m global platform Candy-layered gum launched 2009 ?

45 Cadbury expect to deliver higher revenue growth beyond 2009 2009E revenue split 2013E target revenue split Note: All figures in constant currency Euromonitor Retail Sales Value Emerging 38% Developed 62% Emerging 45% Developed 55% 10 12 10-12% 8 Market 03-08 Cadbury 03-081 Market 09-13E New VIA target 3-4% 3 5 3 Market 03-08 Cadbury 03-081 Market 09-13E New VIA target Target 5-7% organic long-term revenue growth

46 Cadbury's transformation into a strong category led, commercial organisation is nearly complete 2000 2003/4 2006/7 2008/9 Functions and Regions Consolidation for transformation Category introduction Align Categories and Business Units Commercial success; innovation, marketing and sales force effectiveness Cost efficiency; building shared resources, consistency and speed of execution Driving significant benefits Focus on more aggressively executing our commercial plans Investing in emerging markets' talent, commercial capability development, customer relationships and innovation Future priorities

47 Delivering a strong sustainability agenda that underpins our long-term goals Performance Driven, Values Led

48 Higher Performance, Higher Value .... and deliver long-term higher performance and higher value to all our stakeholders 5-7% revenue growth per annum 16-18% operating margin by 2013 including business improvement costs World class capabilities and sustainability in line with our values 80-90% operating cash conversion from 2010 Double digit dividend growth

Andrew Bonfield Chief Financial Officer, Cadbury plc 49

50 2009 Trading Update Good sales and market share growth in US gum Excellent performance from key emerging markets UK continues to perform well despite lapping strong 2008 Revenue growth around the middle of 4-6% goal range Improvement in underlying operating margin at least 135bps* on a constant currency basis; at least 150bps* on a reported currency basis Good trading through to the end of November Reconfirming upgraded guidance * This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

51 2009 financial forecasts Sales Underlying operating profit 2008 2009F £5.4bn £638m £6.0bn £794m* Net debt/ EBITDA 2.1x 1.5x EBIT Margin 11.9% 13.3%* EBITDA £827m £1,004m* *This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

52 Our Vision into Action plan set out clear sources of margin improvement 2007 2011 Central Costs SG&A Supply Chain Mix/Leverage Portfolio rationalisation Underperforming markets Reinvestment Cost Headwinds 9.8% Good mid-teens margin

53 First phase of Vision into Action has made excellent progress Over 350bps* improvement expected in first two years of our plan 2007 9.8% 13.3%* 2009E Central Costs SG&A Portfolio rationalisation Underperforming markets Less Cost inflation Reinvestment *This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

54 Further margin improvements are expected to be delivered in 2010 and 2011 2007 2011 9.8% 13.3%* 2009E Programmes well underway to deliver further incremental savings Good mid-teens margin Central Costs SG&A Portfolio rationalisation Underperforming markets Less Cost inflation Reinvestment Supply chain in UK, Europe, Australia and New Zealand European SG&A Less Cost headwinds Reinvestment *This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

55 Operating margin target achieve 16-18% operating margin by 2013

Cadbury's 2009 cost structure



Procured materials & services
Supply chain costs
COGS ~53%
Marketing ~10%
SG&A ~18%
Other ~5%
BIC ~0.5%
UOP ~13.3%*
~50%
~20%

Significant opportunities exist across the P&L

*This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

56

Cadbury

57 Supply chain - by 2011 Cadbury will have a fit-for-purpose infrastructure By 2011, we will have reduced our manufacturing footprint to around 60 facilities ... Feedstock Facilities Product Facilities Distribution & Warehousing Regional manufacturing of chocolate 'crumb' and gum base Focus on developing centres of excellence around product and technologies Hubs for global and regional distribution Optimal use of third parties Network of fewer sites - company owned and third party facilities Focus going forward is on improving both efficiency and effectiveness

Supply chain - continuous improvement Proven approach to cost reduction will structurally reduce supply chain costs as % of sales by 2013 Key drivers of cost within Cadbury's Supply Chain Third party benchmarking identified areas for savings in Cadbury's supply chain, within the scope of previous experience Direct Labour Indirect Labour Manufacturing Overhead Waste 15-20% ~10% 10-15% ~5% 58

Case Study: Sheffield In 2007 Poor safety record Uncompetitive cost structure In 2009 Process improvement, labour reduction and automation driven by in-house teams Results 10% reduction in manufacturing costs Customer service levels exceed 99% 18 months since lost time accident Significant transformation 59 UK's largest Candy facility

60 Procurement - leveraging a global function Focus on creating an effective global function New head of procurement joined the company in July Benchmarked our capabilities against best-in-class standards Cadbury has pockets of excellence in key sourcing areas Opportunity exists for better leverage of global procurement scale Significant efficiencies can still be derived from core procurement activities Initial focus on consolidating scale and quick wins Build capabilities to leverage Cadbury global scale

61 Procurement - significant cost savings in scope Targeting two thirds of global spend Raw materials, packaging, purchased services, media Segmented and benchmarked to assess opportunity Reviewed all categories of spend - benchmarked to look at (1) ease of implementation and (2) potential savings against benchmarks Focus global procurement initiatives on the biggest achievable opportunities Aggressive management of procurement can deliver significant savings in cost of goods sold

SG&A - Leveraging our structure and processes Drive further benefits from category-led model across commercial and science and technology functions Efficient management of innovation pipelines Multi-market new product initiatives Incremental efficiency improvements within SG&A driven by initiatives funded from Business Improvement Costs Embedding category and business unit structure Drive returns from faster, streamlined decision making Constrain growth in SG&A costs to around 2% per annum 62

63 Continue to invest in the sources of growth in Cadbury Initiatives funded by sustained focus on organisational simplification and cost control Innovation Category led investment Science & Technology ~ 1-2% pa Sustain strong innovation pipeline to deliver future growth initiatives Marketing investment Target 10-12% marketing investment as a percentage of sales to drive long-term growth Route to Market capabilities Invest to strengthen competitive advantage in key emerging and developed markets

Major changes to cost structure by 2013


COGS ~53%
Marketing ~10%
SG&A ~18%
Other ~5%
BIC ~0.5%
UOP ~13.3%*
down
150-250bps
down
200-300bps
Marketing up 50-75bps
Other ~5%
BIC up 25-50bps
UOP ~16 - 18%

Updated Vision into Action plan targets significant margin improvement

Cadbury

*This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

64

65 Underlying Operating Margin 13.3%* Future efficiency and effectiveness initiatives will be done without incurring one-off charges These will continue to be embedded within our reported trading margin Acquisition integration costs will remain exceptional Significant margin improvement despite higher Business improvements costs Note: Excludes exceptional restructuring * This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular) Business Improvement Costs 50 bps 2009E 2010E 2011E 2012E 2013E Business Improvement Costs will rise from around 50 basis points today to more normalised levels of 75 basis points per annum over time 1 Business Improvement Costs ~70-80 bps

Drivers of progressive margin improvement 66 2009 2013 Completing Vision into Action Phase 1 Mix/Leverage Supply Chain 'Continuous Improvement' Procurement SG&A efficiencies Increased marketing investment Cost inflation 13.3%* 16 - 18% Target Operating margin by 2013 *This includes a profit forecast which has been reported on for the purposes of the City Code (See Appendix 2 of the Circular)

Cash target 67 operating cash conversion 80-90% from 2010 onwards

Capex 4-5% of revenue with an increased focus on productivity and growth rather than transformation 68 ~5% of sales 2010 ~5% of sales 2011 ~4% of sales 2012 ~4% of sales 2013 ~7% of sales 2009 Growth Productivity Infrastructure

Strong cash conversion from 2010 onwards: target 80-90% 69 2010 2011 2012 2013 2009 Net Cash from Operations Net Cash from Operations after exceptional restructuring

Substantial cash generation available to create value for shareholders reinvesting in the business cash returns to shareholders reducing debt Targeting around £700m per annum of free cash flow by 2013 70

71 Dividend growth target deliver double digit dividend growth

72 Return on Invested Capital target increase ROIC by at least 300bps by 2013

73 ROIC is expected to increase significantly as profit growth is driven by historic investment 3 1 2 Net Underlying Operating Profit after Tax Average Invested Capital 2009 8.7% 2013 up at least 300bps Targeting to increase ROIC by at least 300 bps by 2013 Higher margins combined with good revenue growth to drive significantly higher UOP less an improving tax rate Lower average capital expenditure and working capital will result in a steady capital base

74 Sustainable strong operating margins embedding restructuring costs enabling continuous improvement sustaining investment in growth Balanced delivery of margins, free cash flow and return on invested capital Margin Cash ROIC High levels of cash conversion driven by strong margin performance no exceptional restructuring capital expenditure focused on growth improving working capital management Higher returns on invested capital driven by strong margin performance leveraging a improving capital base

Roger Carr Chairman, Cadbury plc 75

76

77 Reject Kraft's Offer Higher Performance, Higher Value Long-term targets 5-7% revenue growth per annum 16-18% operating margin by 2013 including business improvement costs World class capabilities and sustainability in line with our values 80-90% operating cash conversion from 2010 Double digit dividend growth

78 Disclaimer The circular to Cadbury shareholders dated 14 December 2009 (the "Circular") from which certain of the information in this presentation have been extracted has been prepared in accordance with the requirements of the City Code and is subject to disclosure and procedural requirements that are different from those under US law. This presentation should not be read as a substitute for reading the Circular. Any financial figures included or incorporated in this presentation or the Circular may have been prepared in accordance with non-US accounting standards that may not be comparable to the financial statements of a US company. This presentation is not for release, publication or distribution in, into or from any jurisdiction where such release, publication or distribution would constitute a violation of the securities laws of such jurisdiction. The information in this presentation speaks as at the date of the Circular. See the Circular and Appendix I of this presentation for relevant sources of information and bases of calculation. Cadbury has and accepts no responsibility or duty to update the Circular or this presentation. Except for historical information and discussions contained herein, statements contained in this presentation may constitute "forward looking statements" including within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by the fact that they do not relate only to historical or current facts or by the use of the words "may", "will", "should", "plan", "expect", "anticipate", "estimate", "believe", "intend", "project", "goal" or "target" or the negative of these words or other variations on these words or comparable terminology. Forward looking statements involve a number of known and unknown risks, uncertainties and other factors that could cause Cadbury's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. These forward looking statements are based on numerous assumptions regarding the present and future strategies of each business within the Cadbury Group and the environment in which they will operate in the future. In evaluating forward looking statements, you should consider general economic conditions in the markets in which Cadbury operates, as well as the risk factors outlined in Cadbury's most recent Form 20-F filed with the SEC and posted on Cadbury's website at www.cadbury.com. This presentation should also be viewed in conjunction with Cadbury's periodic half yearly and annual reports and other filings filed with or furnished to the US Securities and Exchange Commission (the "SEC"), copies of which are available from Cadbury plc, Cadbury House, Uxbridge Business Park, Sanderson Road, Uxbridge UB8 1DH, United Kingdom and from the SEC's website at www.sec.gov. Cadbury does not undertake publicly to update or revise any forward looking statement that may be made in these materials, whether as a result of new information, future events or otherwise. All subsequent oral or written forward-looking statements attributable to Cadbury or any person acting on behalf of Cadbury are expressly qualified in their entirety by the cautionary statements above. Nothing in this presentation (other than the statements marked by an asterisk on pages 16, 17, 50, 51, 53, 54, 56, 64, 65, 66) is intended to be a profit forecast and no statement in this document should be interpreted to mean that the earnings per Cadbury Share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period. Holders of ordinary shares and American Depositary Shares are advised to read Cadbury's Solicitation/Recommendation Statement on Schedule 14D-9 as it contains important information. Copies of the Schedule 14D-9, which has been filed by Cadbury with the SEC, and other related documents are available free of charge on the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Cadbury may be obtained free of charge by contacting Cadbury plc's media or investor relations departments or on Cadbury's website at www.cadbury.com. Responsibility The directors of Cadbury accept responsibility for the information contained in this presentation, save that the sole responsibility accepted by them in respect of information relating to Kraft contained in this presentation has been to ensure that such information has been correctly compiled from published sources and is fairly reproduced and presented. Subject to the aforesaid, the directors of Cadbury confirm that to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this presentation for which they are responsible is in accordance with the facts and, where appropriate, does not omit anything likely to affect the import of such information. Each of Goldman Sachs International, Morgan Stanley & Co. Limited and UBS Limited is acting exclusively for Cadbury and for no-one else in connection with the matters referred to in this presentation and will not be responsible to anyone other than Cadbury for providing the protections afforded to their respective clients or for providing advice in relation to such matters.

79 APPENDIX I: BASES OF CALCULATION AND SOURCES OF INFORMATION The relevant bases of calculation and sources of information, in addition to those set out in the Circular, are provided below in the order in which such information appears in this presentation. Where such information is repeated in this presentation, the underlying sources and bases are not repeated. Any financial information included in this presentation has only been sourced as far as it refers to incremental information to the Circular. Unless otherwise stated in this presentation: All financial information relating to Cadbury has been extracted or derived (without any adjustments) from either annual reports and accounts of Cadbury, other information made publicly available by Cadbury, Cadbury's management sources or the Profit Forecast set out in Appendix 2 of the Circular. Information contained in this document regarding market share, market size, market position and market growth in the global and regional chocolate, gum, candy or total confectionery markets is sourced from Cadbury's management estimates and calculations based upon data from Euromonitor Passport, AC Nielsen and Information Resources Inc (IRI), peer company annual reports and other public filings. The total amounts for divestments, demergers and acquisitions are sourced from Cadbury's internal management accounts and publicly disclosed information. Divestments and demergers occurring since March 2003 to date have been aggregated to £8.4 billion. Acquisitions occurring since March 2003 to date have been aggregated to £3.6 billion. The reference to Cadbury being the only global pure-play confectionery investment opportunity is based on the following definition. Companies in which any region accounted for more than 75% of their 2008 Euromonitor total confectionery sales were not categorised as global companies. The regions considered included Asia Pacific, Australasia, Eastern Europe, Latin America, Middle East and Africa and Western Europe as defined by Euromonitor. Companies in which the confectionery segment accounted for more than 90% of their 2008 Euromonitor total group sales were categorised as pure-play confectionery companies. The reference to the 11% global emerging markets share is sourced from Euromonitor and is calculated as Cadbury's aggregated retail sales value (US$m) for 2008 divided by the aggregated retail sales value (US$m) of all emerging markets, as defined in the Circular. The y-axes of the regression charts are based on 2008 GDP per capita (US$), sourced from Global Insight. The x-axes of the regression charts are based on 2008 consumption per capita (US$) for each of the four consumer staple categories, calculated as 2008 market size (US$m) for the particular category divided by population (million), where the market size is sourced from Euromonitor and population from Global Insight. From the regression equations, a $10,000 increase in GDP per capita equates to, by category: Confectionery: a $29 increase in consumption Coffee: a $14 increase in consumption Biscuits: $16 increase in consumption Snacks: a $15 increase in consumption The countries included in these regressions are: Argentina, Australia, Austria, Belgium, Brazil, Bulgaria, Canada, Chile, China, Colombia, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Malaysia, Mexico, Morocco, Netherlands, New Zealand, Norway, Philippines, Poland, Portugal, Romania, Russia, Saudi Arabia, Singapore, Slovakia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, Ukraine, United Kingdom, USA, Venezuela, Vietnam.

APPENDIX I: BASES OF CALCULATION AND SOURCES OF INFORMATION

Stated percentage increases for emerging, developed and global markets are based on an increase in GDP per capita of ~US$4,000 to ~US$5,300, ~US$42,900 to ~US$47,600 and US$8,500 to ~US$10,100 respectively. GDP per capita growth rates are based on a grouping of country data from GlobalInsight into Developed Markets (Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, United States), Emerging Markets (Argentina, Brazil, Bulgaria, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Morocco, Philippines, Poland, Romania, Russia, Saudi Arabia, Singapore, Slovakia, South Africa, South Korea, Taiwan, Thailand, Turkey, Ukraine, Venezuela, Vietnam) and the World.

f) 2008 per capita chocolate and gum consumption rates are sourced from Euromonitor. BRIC Markets is defined as Brazil, Russia, India and China whilst the Western European market is defined by Euromonitor. Per capita chocolate consumption in BRIC markets is based on the aggregated retail volume of Brazil, Russia, India and China divided by the aggregated population of Brazil, Russia, India and China as sourced from Euromonitor.

g) The revenue development in India is sourced from Cadbury's internal management accounts (for the years ended 2004-08) and Cadbury's management estimates (for the year ending 2009).

h) The revenue development in South America is sourced from Cadbury's internal management accounts (for the years ended 2004-08) and Cadbury's management estimates (for the year ending 2009).

i) The revenue development in Southern Africa is sourced from Cadbury's internal management accounts (for the years ended 2004-08) and Cadbury's management estimates (for the year ending 2009).

j) The 2003-9 US gum shares increase of 700bps has been sourced from IRI Inc and is based on Cadbury's US gum market share of 27.4% in 2003 and 34.1% in 2009, using moving annual total data.

k) The reference that Cadbury has the second largest consumer goods sales force in the UK is sourced from management information.

l) The reference that Cadbury's large bite-sized bag products in the UK, introduced in April this year have already sold £40m is sourced from Nielsen.

m) The reference that Eclairs grew by 30% this year is sourced from Cadbury's internal management accounts.

n) The reference to marketing and science & technology expenditure driving revenue growth is sourced from Cadbury's 2008 annual report and internal management accounts . 10.8% is based on the 2008 marketing spend of £584m divided by the 2008 revenues of £5,384m.

o) On slide "Cadbury expect to deliver higher revenue growth beyond 2009" Cadbury's 2003-2008 growth rates of 12% and 5% for Emerging Markets and Developed Markets, respectively, have been sourced from Euromonitor.

p) The 2008 EBITDA of £827m has been calculated based on the Underlying Profit from Operations of £637m and depreciation and amortisation of £190m, which is sourced from internal management accounts. Based on financials in the 2008 Annual Report, calculating 2008 EBITDA will yield a value of £830m, the difference is due to rounding in the values stated in the Annual Report.

q) The reference that Cadbury buys from over 20 flavour suppliers, spends over £400m on packaging from over 100 suppliers, and spends nearly £70m on local IT support with global players is based on internal management reports.

r) 2008 Net Debt/EBITDA of 2.1x is based on 2008 Net Debt of £1,887m divided by the 2008 EBITDA of £884m including the discontinued Australian Beverages business.

s) The reference to 2009 ROIC of 8.7% is based on Cadbury's management estimates.

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Cadbury

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Cadbury's leadership team 82 Trevor Bond - President, Britain & Ireland Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Trevor joined Cadbury Schweppes in 1986 as a senior auditor, after several years with KPMG working in the audit practice. From 1989 to 1995, he held a succession of roles with increasing responsibility in the finance management area within the UK chocolate confectionery business. Trevor moved to Malaysia in 1995, where he was chief operating officer, and moved back to the UK in 1997, where he led the Group's roll out of Value Based Management. In 2000, Trevor became the Integration Director for the newly formed Cadbury Trebor Bassett, and in 2001, became Director, Finance, Systems and Strategy for GB&I Confectionery. Trevor was appointed Executive Vice President Finance for Americas Confectionery, and moved to the US in 2003 where he led the integration of Adams. He returned to the UK in 2006 as FD of EMEA and Chairman of Cadbury Poland and became MD of Britain & Ireland in July 2007. Favourite Products: Trident Soft Spearmint Age: 48 Stefan Bomhard - Chief Commercial Officer Term of Office: Appointed to the Chief Executive's Committee in July 2009. Skills and Experience: Stefan joined Cadbury in July 2009. Originally from Germany he began his career as a consultant for Cap Gemini, and then moved to Procter & Gamble where he held various marketing roles. Stefan then joined Diageo where he held a number of roles including General Manager Burger King Spain and Portugal. In 2003 he joined Unilever as Senior Vice President Marketing & Business Development Foodsolutions Global. His most recent role was Chief Operations Officer for Foodsolutions Europe, based in Rotterdam, with P&L responsibility for 30 European countries and for a number of large food service customers. Favourite Product: Wispa, Stride Gum and TNCC Snakes Age: 42 Amit Banati - President, Pacific Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Amit has over eighteen years of experience in a variety of roles and geographies in the Asia Pacific region. He joined Cadbury in 2004 as the Regional Finance Director of the Asia Pacific region. Prior to that he was with Procter & Gamble for fourteen years. Favourite Products: A bar of Old Gold chocolate. Age: 41

Cadbury's leadership team 83 Tony Fernandez - Chief Supply Chain Officer Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Tony joined Dr Pepper/Seven Up in 1998 and since then has held various leadership positions at Cadbury, most recently as EVP, Supply Chain for Cadbury's Confectionery America's Region. Prior to joining the company, Tony held numerous global roles at PepsiCo with increasing areas of responsibilities in Procurement, Finance and Packaging. Before PepsiCo, Tony worked at The Canaan Group, a general management consulting firm and Procter & Gamble. Favourite Products: Stride and Cadbury Dairy Milk Fruit & Nut Age: 50 Jim Chambers - President, North America Term of Office: Appointed to the Chief Executive's Committee in September 2005. Skills and Experience: Jim joined Cadbury Schweppes in September 05 as President and CEO of the Americas region, where he has continued to lead the business to exceptional results. In September 08, Jim assumed leadership of an important operational role as the head of the newly created Cadbury North America business. Jim joined Cadbury from Remy Cointreau USA, where he was President and CEO. Prior to Remy Cointreau, Jim led three different organizations, enabling him to gain broad leadership experience in manufacturing, retailing, technology and branded businesses. He was CEO of the product development solutions provider Paxonix, President and CEO of Netgrocer.com and group President at Information Resources Inc. Before joining IRI, Jim built an impressive 17-year career at Nabisco Inc., with leadership roles in sales, marketing and IT, and culminating as president of the Refrigerated Foods operating unit. Other directorships and offices: Non-executive director of B&G Foods Favourite Products: Trident White Peppermint Gum Age: 52 Jim Cali - Director, Global Gum & Candy Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Jim joined Cadbury Schweppes in 2003 as executive vice president, commercial strategy, after spending four years as president of the Adams Company in Japan. In 2006, Jim added the role of leading Cadbury's $3 billion global gum category to his commercial responsibilities. He has held various sales, marketing and general management positions for over-the-counter medicines and confectionery over his 23 year career. Favourite Products: Stride Sweet Peppermint Age: 48

Cadbury's leadership team 84 Lawrence MacDougall - President, Middle East & Africa Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Lawrence joined Cadbury South Africa in 1982, and has gained extensive consumer goods knowledge and experience through a variety of general management positions in both Confectionery and Beverages. He has successfully developed a profitable business in Southern Africa, while disposing of the beverages division and then successfully acquiring and integrating the Dandy chewing gum business. He was appointed as Managing Director of Middle East and Africa business unit in 2007. Favourite Products: Cadbury Dairy Milk, Whole Nut Age: 52 Anand Kripalu - President, Asia Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Anand joined Cadbury as Managing Director, Indian sub-continent in November 2005. Prior to this he spent 22 years at Unilever working in various sales and marketing roles across geographies. Key roles included marketing for the detergents business in India and leading national sales for the business. He has also developed category strategies and lead innovation for detergents across Central Asia and the Middle East. His last assignment was Managing Director, Unilever East Africa where he successfully turned around a business that that had not grown and was unprofitable for over 10 years. Other directorships & offices: Non-Executive Director of Marico Industries. Favourite Products: Cadbury Dairy Milk Fruit & Nut Age: 51 Marcos Grasso - President, South America Term of Office: Appointed to the Chief Executive's Committee in October 2008. Skills and Experience: Marcos has over 20 years of international experience in marketing and general management in Brazil, USA, Indonesia, Portugal and Colombia with Warner-Lambert, Pfizer and Cadbury. Upon Cadbury's acquisition of Adams in 2003, Marcos led the successful creation of the Brandina (Brazil and Andean countries) business unit until mid 2007 when he took leadership of the broader South America region covering 10 countries and over 5,500 colleagues. Other directorships and offices: Former External Advisor of C&A Brazil 2006 - 2007, Member of the British Chamber of Commerce in Brazil Favourite Products: Trident Splash and Cadbury Dairy Milk Age: 47

Cadbury's leadership team 85 Mark Reckitt - Chief Strategy Officer Term of Office: Appointed to the Chief Executive's Committee in January 2007 Skills and Experience: Mark became Chief Strategy Officer in 2007, responsible for both strategy and mergers and acquisitions. In January 2009, he also took the role of Interim Chief Commercial Officer. Mark joined Cadbury in 1989. Initially responsible for mergers and acquisitions in the European Beverages business, he was Regional Finance Director for the European Beverages business between 1993-98 and for the Cadbury UK business between 1998 and 2000. From 2000 Mark held a number of senior Strategy and Finance roles with a particular focus on acquisitions including that of Adams in 2003 and Green & Black's in 2005. Prior to joining Cadbury, Mark had held positions in M&A having spent six years in Investment Banking and Retailing. Favourite Product: Green & Black's Cherry Age: 51 Bharat Puri - Director, Global Chocolate Term of Office: Appointed to the Chief Executive's Committee in October 2008 Skills and Experience: Bharat has wide international Commercial and General Management experience. He joined Cadbury in 1998 as Director of Sales and Marketing for Cadbury India, one of the fastest growing Consumer Goods companies in India. In 2002 he was appointed Managing Director South Asia (looking after India, Pakistan and the other SAARC countries). After successfully rebuilding Cadbury India to its pre-eminent position, Bharat moved to a Regional role in 2006 where he was responsible for Strategy, Marketing and sales for the entire Asia Pacific region. Favourite Products: Cadbury Dairy Milk Age: 48 David Macnair - Chief Science & Technology Officer Term of Office: Appointed to the Chief Executive's Committee in March 2004. Skills and Experience: David joined Cadbury as Chief Science & Technology Officer in March 2004. He previously worked for Campbell Soup Company (based in Philadelphia) where he was Chief Research Officer and senior vice president Global Research & Development/Quality Assurance. David's early career was spent in research and development with Mars, where he led their worldwide chocolate research programme and was also Manufacturing Development Director for M&M Mars - a general management role which spanned research & development, manufacturing and marketing. Favourite Products: Cadbury Dairy Milk Age: 55

Cadbury's leadership team 86 Henry (Hank) Udow - Chief Legal Officer & Group Secretary Term of office: Appointed Group Secretary in September 2007. Skills and experience: Henry joined Cadbury North America in 1987 as Division Counsel & Assistant Secretary after working in private practice with the law firm of Shearman & Sterling in the US and UK. In 1991 he became Vice President, General Counsel & Secretary of Cadbury North America. In 1994 he moved to the UK to take up his role of Senior Vice President, Legal Director and General Counsel of Cadbury's Global Beverages business. In 2000 he became Mergers and Acquisitions Director, heading up all merger and acquisition activity for Cadbury. He was appointed Chief Legal Officer in 2005, heading up the Global Legal Function for the Cadbury group. Favourite Products: Cadbury Fruit and Nut Age: 52 Chris van Steenbergen - Chief Human Resources Officer Term of Office: Appointed to the Chief Executive's Committee in June 2007 Skills and Experience: Chris became Chief Human Resources Officer in January 2009. He joined Cadbury in 1988 as VP Legal for the European Beverages business after working as Legal Manager at ITT Telecommunications in Belgium. He became Managing Director European Franchises for Cadbury Beverages in 1992, then MD Schweppes France and Benelux in 1993. In 1997 Chris was appointed VP Marketing, Sales, R&D and Eastern Europe for Cadbury Schweppes EMEA (Europe, Middle East & Africa). Chris left Cadbury in 1998 to become CEO of Quick Restaurants, a Belgian listed fast food company. He re-joined Cadbury at the end of 2002 and became MD of North Central and East Europe (Confectionery) after the acquisition of Adams. Chris was HR Director for the Europe, Middle East and Africa region from 2005-07, and President of the Europe Region from 2007-09. Favourite Products: Cadbury Dairy Milk Caramel, Bassett's Wine Gums Age: 53 Ignasi Ricou - President, Europe Term of Office: Appointed to the Chief Executive's Committee in August 2009. Skills and Experience: Ignasi joined Cadbury in 2003 following the acquisition of Adams. After graduating from ESADE in Economics, Ignasi began his career at Henkel and Rhone Poulenc. He joined Adams in 1990 where he held various roles including Managing Director of Portugal, UK, Ireland and Benelux. In 2003, Ignasi was appointed Managing Director, Cadbury Spain. Under his leadership, the integration of Cadbury Dulciora and Adams won the Best Integration Award. In 2007 he became Managing Director of Southern & Central Europe and in January 2009 he was appointed Commercial Operations Director for our Europe business unit. Favourite Products: Trident Senses Rainforest Mint gum and Huesitos Age: 45